UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2007
Equity Media Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51418	20-2763411

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Shackleford Drive, Suite 400
Little Rock, Arkansas 72211
(Address of principal executive offices, including zip code)
(501) 219-2400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2007, Equity Media Holdings Corporation (“Equity Media” or the “Company”) appointed Glenn M. Charlesworth as its Interim Chief Financial Officer. Mr. Charlesworth, age 55, has served as the Vice President and Controller of Equity Media since March 30, 2007, when Equity Media consummated the merger (the “Merger”) with Equity Broadcasting Corporation (“EBC”). From 2001 until the consummation of the Merger, Mr. Charlesworth served as the Vice President and Chief Financial Officer of EBC. Mr. Charlesworth has over 25 years of experience in public accounting and has previously worked for Cytomedix, Inc, a publicly-traded biotechnology company, as its Chief Financial Officer and Vice President of Finance. He is a graduate of the University of Arkansas, where he received a B.S. in Business Administration.
In connection with the appointment, Robert C. Farenhem, as previously contemplated, stepped down as Equity Media’s Chief Financial Officer. In its registration statement on Form S-4 relating to the Merger, as amended, including the related proxy statement/prospectus, the Company had disclosed that it expected to appoint George W. Blank as its Chief Financial Officer following the consummation of the Merger, however, for personal reasons Mr. Blank was unable to join the Company as Chief Financial Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2007	EQUITY MEDIA HOLDINGS CORPORATION
/s/ Larry E. Morton
Larry E. Morton
Chief Executive Officer and President